Exhibit 8.3

		New York Northern California Washington DC São Paulo London	Paris Madrid Tokyo Beijing Hong Kong

Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR	020 7418 1300 tel 020 7418 1400 fax

November 5, 2018

CNFinance Holdings Limited

44/F, Tower G, No. 16 Zhujiang Dong Road

Tianhe District, Guangzhou City, Guangdong Province 510620

People’s Republic of China

Ladies and Gentlemen:

We are acting as United States counsel to CNFinance Holdings Limited (the “Company”) in connection with the preparation of the Registration Statement on Form F-1 (the “Registration Statement”) and the related Prospectus (the “Prospectus”) filed with the United States Securities and Exchange Commission (File No. 333-226126) by the Company for the purpose of registering under the United States Securities Act of 1933 (the “Act”) the Company’s ADSs.

We, as your counsel, have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of rendering this opinion.

We hereby confirm that our opinion as to the material U.S. federal income tax consequences to U.S. Holders of an investment in ADSs is set forth in full under the caption “Taxation – Material U.S. Federal Income Tax Considerations” in the Prospectus.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States.

We hereby consent to the use of our name under the captions “Taxation – Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Prospectus included in the Registration Statement and to the filing, as an exhibit to the Registration, of this letter. In giving this consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Davis Polk & Wardwell London LLP

Davis Polk & Wardwell London LLP is a limited liability partnership formed under the laws of the State of New York, USA, and is authorised and regulated by the Solicitors Regulation Authority with registration number 566321.

Davis Polk includes Davis Polk & Wardwell LLP and its associated entities.